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NORTH CAROLINA                                                     EXHIBIT 10.4

CATAWBA COUNTY

                           PURCHASING AGENT AGREEMENT


         This Agreement, made and entered into on this the 3rd day of September, 2001, by and between Pierre Foods, Inc., a North Carolina corporation with principal offices located in Cincinnati, Ohio (hereinafter "Company") and PF Purchasing, LLC, a North Carolina limited liability company with principal offices located in Hickory, North Carolina (hereinafter "Agent").

                              W I T N E S S E T H:

         WHEREAS, Company is currently purchasing various non-protein supplies for its food processing and distribution business from various vendors and suppliers, and

         WHEREAS, Company desires to simplify the processes involved in the selection, negotiation and purchase of such supplies, and

         WHEREAS, Company desires to consolidate the purchasing of these supplies under one provider who will negotiate and purchase such supplies for Company, and

         WHEREAS, Agent has expertise in the negotiation and pricing of such supplies with various vendors, and is willing to guarantee fixed purchase prices for such supplies to the Company; and

         WHEREAS, Agent has agreed to purchase, on behalf of the Company, and handle the processes involved in the fulfillment of orders to the Company pursuant to the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants contained herein, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Appointment of Agent. Company hereby appoints Agent as its agent to purchase and secure the purchase of certain non-protein supplies ("Supplies") needed in the food processing and distribution business of the Company.

         2. Duties of Agent. Company shall provide Agent with a listing of all Supplies needed during normal business cycles and advise agent of levels of inventory of such Supplies along with projected and forecasted inventory quantitative needs in order to allow Agent to secure from its sources of vendors and suppliers the best pricing available upon the required delivery dates and quantities. As of the execution of this Agreement, the parties shall agree upon a maximum fixed price ("MFP") for the Supplies needed by the Company for a period of one year. Agent shall guarantee the delivery of such items at the agreed upon MFP price, plus freight, for the quantities


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specified for the one year period. Upon the end of the initial one year period, and for each year of the Agreement thereafter, the parties shall mutually agree upon such new MFP for Supplies as may be appropriate.

         It is expressly agreed that Agent is relying upon the forecast and volume requirements of the Company in order to commit to the guaranty of the MFP.

         3. Payment. The terms of payment may be by either of the following methods in the discretion of Agent:

                  (a) Accounts will paid by check of the Company with the order or direct billed to Company from Agent's vendor or supplier.

                  (b) Account orders will be billed by Agent once each month net 10 days.

         4. Term. Agent hereby agrees for an initial term of three (3) years, effective September 3, 2001, to purchase such Supplies for the Company in accordance with Company's needs and the terms of this Agreement. Within thirty
(30) days prior to each anniversary of this Agreement, the Company shall provide Agent with a list of the Supplies by item needed and forecasted requirements (each forecast to be periodically updated along with rolling actual needs and delivery schedules), and the parties shall mutually agree upon the MFP price for each items or category of items. Within the ninety (90) day period prior to the last year of the initial term, or any renewal term of Agreement, the parties hereto will discuss whether or not this Agreement may be renewed for a subsequent two (2) year term from the date of expiration of the then current term. It is expressly agreed that in the event a binding agreement of renewal is not executed by the parties during the aforesaid ninety (90) day period that this Agreement shall expire and terminate as of the end of the then current term.

         5.  Termination.  This Agreement may be terminated:

                  (a) for cause by either party, or

                  (b) upon expiration of its legal term or any extension thereof, or

                  (c) without cause upon one hundred-twenty (120) days written notice by either party.

         Upon termination, the Company shall honor all outstanding account orders placed upon the direction of the Company by Agent. Upon receipt of notice of termination, Agent shall place no additional purchase orders for Supplies except as specifically directed by the Company.

         6. Incentive Payment. During the term of this Agreement, Agent agrees to make an incentive payment of $100,000.00 per quarter, payable at the end of each quarter, to Company in


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consideration of the opportunity to act as exclusive purchasing agent and to offset any costs of personnel of Company for services rendered to or on behalf of Agent.

         7. Commission. As its sole consideration for performance hereunder, Agent shall be entitled to receive all rebates or discounts receivable by Company from suppliers and vendors for orders negotiated and placed by Agent under this Agreement. Payment to Agent will be made within ten (10) days of receipt by Company of such rebates or discounts, if any.

         8. Confidentiality. Except as necessary to procure supply commitments, Agent agrees not to disclose to any persons the existence or terms of this Agreement or the contents of any forecasts, supply needs, specifications and other information relating to the Supplies, all of which is the proprietary information of the Company, to which Agent may have access during the term of this Agreement. Agent further agrees to return all such materials to Company immediately upon termination of this Agreement. The parties agree that this confidentiality agreement shall survive the term of this Agreement.

         9. Assignment. This Agreement is not assignable by Agent without the express written consent of the Company.

         10. Disputes. Any disputes that may arise out of this Agreement shall be governed under the laws of the State of North Carolina.

         11. Severability. Any provision of this Agreement that is prohibited, unenforceable, or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability, or legality of such provision in any other jurisdiction.

         12. Independent Contractor. Agent is an independent contractor. No fiduciary relationship exists between the parties. Except as set forth in this Agreement, neither party shall be liable for any debts, accounts, obligations or other liabilities of the other party, its agents or employees. The Company has no proprietary interest in Agent and has no interest in the business of Agent, except to the extent expressly set forth in this Agreement.

         13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and completely supersedes all prior undertakings and agreements, both written and oral, between the parties relative hereto. Any modification or amendment of this Agreement shall require the express written consent of both parties.

         14. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.


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         15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Purchasing Agent Agreement to be executed in accordance with law in duplicate originals, one of which is retained by each of the parties, the day and year first above written.



                                        PIERRE FOODS, INC.

                                        By:  /s/ Pamela M. Witters
                                           -------------------------------------
                                             Pamela M. Witters
                                             Senior Vice President and CFO


                                        PF PURCHASING, LLC

                                        By:  /s/ James C. Richardson, Jr.
                                           ------------------------------------
                                           James C. Richardson, Jr., President



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